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                                                                   EXHIBIT 10.23


                                 LEASE AGREEMENT


         THIS LEASE, by and between North Bay Eye Associates, Inc., a California Professional Corporation, Lessor, and Vista Laser Centers of the Pacific, Inc., a Nevada Corporation, Lessee.


IT IS HEREBY AGREED AS FOLLOWS:


         1. DESCRIPTION. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor under the terms and conditions hereinafter set forth the office space situated in the office building owned by Lessor located at 104 Lynch Creek Way, Petaluma, California, and which office space is numbered Suite
15. Said office space has an area of approximately 252 square feet plus approximately 236 square feet of common area, as measured by the building manager. All space is particularly described as set forth in Exhibit A attached hereto and made a part hereof.

         2. TERM. The term of the within lease is for one (1) year, commencing on the date the offices are ready for occupancy. Lease shall be automatically renewed for additional periods of one (1) year, unless terminated. Either party may terminate this lease without cause at any time by giving the other party at least sixty (60) days prior written notice.

         3. RENT.

                  A. Surgical Suite. Base rent for the surgical suite (Paragraph 1, Exhibit A) shall be $1.65 per square foot per month, or $267.30 per month.

                  B. Examination Room. Base rent for the Examination Room (Paragraph 2, Exhibit A) shall be $1.65 per square foot per month. Rent shall be charged monthly, pro-rated based upon the number of days the Examination Room is used by Lessee's physicians and/or staff.

                  C. Common Areas. Base rent for the Common Areas (Paragraph 3, Exhibit A) shall be $1.65 per square foot per month.. Rent shall be charged monthly, pro-rated based upon the number of days the Common Areas are used by Lessee's patients and/or prospective patients.

         4. STAFF. Lessor's staff shall be made available to Lessee for patient reception, telephone service, and medical/technical services. Lessee, as a condition of this lease, agrees to reimburse Lessor for the time devoted to Lessee activities by such staff. Reimbursement shall be based upon the actual hourly cost to Lessor for the same activities.

         5. EQUIPMENT/UTILITIES. Lessee shall pay for installation of and monthly utility charges for all equipment specifically installed for and related to the operation of Lessee's business.
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         6. MAINTENANCE AND REPAIRS. Lessee shall be solely responsible for repairs and maintenance originating within the inside perimeter of the Surgical Suite portion of the leased premises. Lessor shall be responsible for such repairs and maintenance originating elsewhere.

         7. USE OF PREMISES. Lessee shall use the demised premises for only refractive surgery services, conducted through employed or contracted personnel duly licensed by this state, together with all ancillary services related to refractive surgery.

         8. ALTERATIONS. Lessee shall not make any alterations of said premises without the written consent of Lessor. Any additions to or alterations of said premises shall become at once a part of the realty and belong to Lessor at the termination of this lease. Lessee shall keep demised premises free from any liens arising out of any work performed, material furnished or obligations incurred by Lessee.

         9. INDEMNITY. Lessee hereby agrees to indemnify Lessor against and hold Lessor harmless from any and all claims or demands for loss of or damage to property or for injury or death to any person from any cause whatsoever while in, upon or about demised premises or the sidewalks adjacent thereto during the term of this lease or any extension thereof, provided, however, that this covenant shall not apply to injury to person or property resulting from acts of Lessor, its agents, or employees while in or on the leased premises. Lessee agrees to obtain and maintain with a reputable insurance company at its sole cost and expense, public liability insurance against property damage or personal injury growing out of use of or occurring on or about the leased premises, with liability limits acceptable to Lessor.

         10. ENTRY AND INSPECTION. The Lessee shall permit Lessor and his agents to enter the Leased premises at all reasonable times

         11. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease or any interest therein and shall not sublet the premises or any part thereof or any right or privilege appurtenant thereto, without written consent of Lessor. Lessor has sole right to terminate this lease with thirty (30) days notice if notified in writing of any proposed or actual sublease or sale of Vista Pacific to another party.

         12. DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during said term, from any cause, Lessor shall forthwith repair the same. However, based on the cost of such repairs, the availability of insurance coverage, and the amount of time necessary to complete such repairs, this lease may be terminated at the option of either party.

         13. LAWS AND REGULATIONS. Lessee at his own cost and expenses shall comply with all laws,. rules and orders of all federal, state and municipal governments, or departments, which may be applicable to the leased premises and to Lessee's staff using said premises, including professional licensure.
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         14. SERVICE INTERRUPTION. Lessor shall not be liable to Lessee for service interruption, including utility service interruption, whether occurring by reason of earthquake, fir, flood, accident or any other reason.

         15. HOLDING OVER. Any holding over after expiration of the said term with the consent of Lessor shall be so construed to be a tenancy from month to month at the then monthly rental, and shall otherwise be on the terms and conditions herein specified so far as applicable.

         16. SUBORDINATION. Lessee agrees that this lease shall be subordinate to any mortgages or deed of trust in the nature of mortgages that may hereafter be placed upon the premises.

         17. COMPETITIVE COVENANT. So long as Lessee is occupying the premises herein leased and is not in default under this lease or any renewal thereof, Lessor covenants that no space in the suite of which the leased premises are a part will be rented, leased, or occupied by any individual or organization offering refractive surgery and associated services which are in competition with Lessee.

         18. SECURITY DEPOSIT. First and last month's base rent for the surgical suite shall be payable to Lessor upon one day prior to occupancy of premises by Lessee.

         19. NOTICES. All notices to be given to Lessee by Lessor may be given in writing personally or depositing the same in the United States Mail, postage prepaid, and addressed to:

                           David P. Bates III, President
                           Vista Laser Centers of the Pacific, Inc.
                           14895 East 14th Street, Suite 400
                           San Leandro, CA 94578

All notices to be given to Lessor by Lessee may be given in writing personally or depositing the same in the United States Mail, postage prepaid, and addressed to:

                           Paul Campion, M.D., President
                           North Bay Eye Associates, Inc.
                           104 Lynch Creek Way, Suite 14
                           Petaluma, CA 94954

         IN WITNESS WHEREOF, Lessor and Lessee have executed this lease the day and year first above written.


__________________________________     ________________________________________
NORTH BAY EYE ASSOCIATES, INC.         VISTA LASER CENTERS OF THE
Lessor                                 PACIFIC, INC.
                                       Lessee
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                                      LEASE

                                    EXHIBIT A
                                  LEASED SPACE


1. SURGICAL SUITE

         A room in the northeast corner of Suite 14, 104 Lynch Creek Way, Petaluma California. Approximately 13.5 x 12 feet, 162 Square Feet. This room shall be dedicated to the provision of refractive surgery services for Vista Pacific patients.


2. EXAMINATION ROOM

         A room immediately south of the Surgical Suite. Approximately 90.25 Square Feet. The examination room shall be shared by Lessor and Lessee, and billed to Lessee based upon time used per month.


3. COMMON SPACE

         Consists of general patient access areas, primarily reception and waiting areas. Approximately 236.25 Square Feet. Common space shall be shared by Lessor and Lessee, and billed to Lessee based upon time used per month.